Exhibit 99.1

For information, contact:

Paul Burkhart, Vice President Finance

281-836-8688

Investor.relations@archrock.com

Archrock, Inc. Announces Completion of Merger Transaction

HOUSTON, April 26, 2018 — Archrock, Inc. (“Archrock”) (NYSE: AROC) today announced that it has completed the acquisition of all outstanding common units of Archrock Partners, L.P. (“Archrock Partners”) (NASDAQ:APLP) that did not previously own. As a result of the transaction, Archrock Partners common units will no longer be publicly traded on the Nasdaq Global Select Market after April 26, 2018.

“Archrock Partners’ unitholders and Archrock’s stockholders demonstrated strong support for the merger transaction in yesterday’s vote,” stated Brad Childers, Archrock’s President and Chief Executive Officer.  “The merger strengthens our platform to capture growth from increasing U.S. natural gas production, and provides stockholders with enhanced value through a higher expected dividend growth rate and improved dividend coverage.”

Merger Transaction Highlights

Under the terms of the merger agreement, Archrock has acquired all of the 41 million outstanding units of Archrock Partners that it did not already own at a fixed exchange ratio of 1.40 shares of Archrock common stock for each Archrock Partners common unit.

Archrock expects the following benefits from the merger:

•                                                                  Simplified capital structure that accelerates deleveraging from increased retained cash flow and elimination of incentive distribution rights;

•                  Cash available for dividend coverage above 2.00x through 2020;

•                  10-15 percent targeted annual dividend growth through 2020;

•                  Immediately accretive to Archrock’s cash available for dividend per share;

•                  Lower cost of capital and improved trading liquidity; and

•                  No cash federal income taxes through at least 2023.

About Archrock

Archrock, Inc. is a pure-play U.S. natural gas contract compression services business and a leading supplier of aftermarket services to customers that own compression equipment in the United States. Archrock is headquartered in Houston, Texas, operating in the major oil and gas producing regions in the United States, with approximately 1,700 employees. For more information, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Archrock and Archrock Partners, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements regarding the expected benefits of the merger transaction to Archrock and Archrock Partners and their stockholders and unitholders, respectively.

While Archrock and Archrock Partners believe that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their businesses. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated costs savings, synergies and other benefits of the merger; local, regional and national economic conditions and the impact they may have on Archrock, Archrock Partners and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of Archrock’s and Archrock Partners’ customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the transaction; changes in safety, health, environmental and other regulations; the results of any reviews, investigations or other proceedings by government authorities; the results of any shareholder actions that may be filed relating to the restatement of Archrock’s financial statements; the potential additional costs relating to Archrock’s restatement, cost-sharing with Exterran Corporation and to addressing any reviews, investigations or other proceedings by government authorities or shareholder actions; and the performance of Archrock Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in each of Archrock’s and Archrock Partners’ Annual Reports on Form 10-K for the year ended December 31, 2017, and those set forth from time to time in each party’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock and Archrock Partners expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.